===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              THERMO VISION CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                              THERMO VISION CORP.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[THERMO VISION CORPORATION LOGO APPEARS HERE]


8 East Forge Parkway
Franklin, Massachusetts 02038
                                                                  April 12, 1999
Dear Stockholder:

     The enclosed Notice calls the 1999 Annual Meeting of the Stockholders of Thermo Vision Corporation. I respectfully request that all Stockholders attend this meeting, if possible.

     Our Annual Report for the year ended January 2, 1999, is enclosed. I hope you will read it carefully. Feel free to forward to me any questions you may have if you are unable to be present at the meeting.

     Enclosed with this letter is a proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the meeting, either in person or by proxy.

     I would appreciate your immediate attention to the mailing of this proxy.

                                    Yours very truly,

                                    /s/ Kristine Stotz Langdon

                                    KRISTINE STOTZ LANGDON
                             President and Chief Executive Officer

[THERMO VISION CORPORATION LOGO APPEARS HERE]


8 East Forge Parkway
Franklin, Massachusetts 02038

                                                                  April 12, 1999

To the Holders of the Common Stock of
THERMO VISION CORPORATION


                           NOTICE OF ANNUAL MEETING

     The 1999 Annual Meeting of the Stockholders of Thermo Vision Corporation (the "Corporation") will be held on Thursday, May 27, 1999 at 11:00 a.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

     1.  Election of five directors.

     2. Such other business as may properly be brought before the meeting and any adjournment thereof.

     The transfer books of the Corporation will not be closed prior to the meeting, but, pursuant to appropriate action by the board of directors, the record date for the determination of the Stockholders entitled to receive notice of and to vote at the meeting is March 30, 1999.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     This Notice, the proxy and proxy statement enclosed herewith are sent to you by order of the board of directors.

                                    SANDRA L. LAMBERT
                                        Secretary

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of Thermo Vision Corporation (the "Corporation") for use at the 1999 Annual Meeting of the Stockholders to be held on Thursday, May 27, 1999 at 11:00 a.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and any adjournment thereof. The mailing address of the executive office of the Corporation is 8 East Forge Parkway, Franklin, Massachusetts 02038. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Corporation on or about
April 15, 1999.


                               VOTING PROCEDURES

     The board of directors intends to present to the meeting the election of five directors, constituting the entire board of directors.

     The representation in person or by proxy of a majority of the outstanding shares of common stock, $.01 par value, of the Corporation ("Common Stock") entitled to vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the management nominees for directors, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

     Nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. If you hold your shares of Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the nominee may vote on certain matters for which it has discretionary voting authority. If a nominee cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. With respect to the election of directors, broker non-votes and withholdings of authority to vote will have no effect on the outcome of the vote.

     A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the meeting by written notice to the Secretary of the Corporation received prior to the meeting, by executing and returning a later-dated proxy or by voting by ballot at the meeting.

     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of March 30, 1999 consisted of 8,051,577 shares of Common Stock. Only Stockholders of record at the close of business on March 30, 1999, are entitled to vote at the meeting. Each share is entitled to one vote.


                                - PROPOSAL 1 -

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal.

Nominees For Directors

     Set forth below are the names of the persons nominated as directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its parent company, Thermo Instrument Systems Inc. ("Thermo Instrument"), a manufacturer of measurement and detection instruments, and Thermo Instrument's parent company, Thermo Electron Corporation ("Thermo Electron"), a provider of products and services in measurement instrumentation, biomedical devices, energy, resource recovery, and emerging technologies, is reported under the caption "Stock Ownership." All of the nominees are currently directors of the Corporation.

--------------------------------------------------------------------------------
D. Allan Bromley           Dr. Bromley, 73, has been a director of the
                           Corporation since September 1997. Dr. Bromley has
                           been Sterling Professor of the Sciences, Yale
                           University, since 1993 and has also served as Dean of
                           Engineering at Yale University since 1994. Prior to
                           1993, he served as the Henry Ford II Professor of
                           Physics at Yale University for over 20 years. From
                           1989 to 1993, he served as the Assistant to the
                           President for Science and Technology, and Director,
                           Office of Science and Technology Policy of the
                           Executive Office of the White House.
--------------------------------------------------------------------------------
Elias P. Gyftopoulos       Dr. Gyftopoulos, 71, has been a director of the
                           Corporation since April 1998. He is Professor
                           Emeritus of the Massachusetts Institute of
                           Technology, where he was the Ford Professor of
                           Mechanical Engineering and of Nuclear Engineering for
                           more than 20 years prior to his retirement in 1996.
                           Dr. Gyftopoulos is also a director of Thermo
                           BioAnalysis Corporation, Thermo Cardiosystems Inc.,
                           Thermo Electron, ThermoLase Corporation, ThermoRetec
                           Corporation, ThermoSpectra Corporation and Trex
                           Medical Corporation.
--------------------------------------------------------------------------------
Kristine Stotz Langdon     Ms. Langdon, 40, has been a director of the
                           Corporation as well as its president and chief
                           executive officer since its inception in November
                           1995. She served as president of Thermo Jarrell Ash
                           Corporation, a manufacturer of elemental
                           spectrometers and a subsidiary of Thermo Optek
                           Corporation, a majority-owned subsidiary of Thermo
                           Instrument, from January 1996 until October 1996 and
                           served as a vice president of Thermo Optek
                           Corporation from its inception in August 1995 until
                           the Corporation's spinout from Thermo Optek
                           Corporation in December 1997. Ms. Langdon was special
                           assistant to the presidents of Thermo Electron and
                           Thermo Instrument from August 1991 to April 1994 and
                           director of business development of Thermo Jarrell
                           Ash Corporation from April 1994 until being named
                           president and chief executive officer of the
                           Corporation. From 1987 to 1991, Ms. Langdon was
                           employed by McKinsey & Co., a management consulting
                           firm, most recently as an engagement manager.

--------------------------------------------------------------------------------
Earl R. Lewis              Mr. Lewis, 55, has been a director of the Corporation
                           since its inception in November 1995. Mr. Lewis has
                           been president and chief executive officer of Thermo
                           Instrument since March 1997 and January 1998,
                           respectively, and was chief operating officer of
                           Thermo Instrument from January 1996 to January 1998.
                           Prior to that time, he was executive vice president
                           of Thermo Instrument from January 1996 to March 1997,
                           senior vice president of Thermo Instrument from
                           January 1994 to January 1996, and vice president of
                           Thermo Instrument from March 1992 to January 1994.
                           Mr. Lewis has been chief operating officer,
                           measurement and detection, of Thermo Electron since
                           September 1998. Prior to his appointment as chief
                           operating officer, measurement and detection,
                           Mr. Lewis served as senior vice president of Thermo
                           Electron from June 1998 to September 1998 and vice
                           president from September 1996 to June 1998. Mr. Lewis
                           served as chief executive officer of Thermo Optek
                           Corporation, a majority-owned subsidiary of Thermo
                           Instrument, that manufactures analytical instruments
                           that measure energy and light for purposes of
                           materials analysis, characterization and preparation,
                           from its inception in August 1995 to January 1998,
                           and served as president of its predecessor, Thermo
                           Jarrell Ash Corporation, for more than five years
                           prior to 1995. Mr. Lewis is also a director of
                           Metrika Systems Corporation, ONIX Systems Inc.,
                           SpectRx Inc., Thermo BioAnalysis Corporation, Thermo
                           Instrument, Thermo Optek Corporation, ThermoQuest
                           Corporation and ThermoSpectra Corporation.
--------------------------------------------------------------------------------
Melissa F. Riordan         Ms. Riordan, 42, has been a director of the
                           Corporation since October 1998. She served as the
                           treasurer of Thermo Electron from 1997 until 1998.
                           From 1988 to 1997, Ms. Riordan was a stockbroker at
                           NatWest Securities Corp. Ms. Riordan is also a
                           director of ThermoLase Corporation.

Committees of the Board of Directors and Meetings

     The board of directors has established an audit committee and a human resources committee, each consisting solely of directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron ("outside directors"). The present members of the audit committee are Dr. Bromley (Chairman) and Dr. Gyftopoulos. The audit committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the human resources committee are Dr. Gyftopoulos (Chairman) and Dr. Bromley. The human resources committee reviews the performance of senior members of management, approves executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the board of directors. The board of directors met five times, the audit committee met twice and the human resources committee met four times during fiscal 1998. Each director attended at least 75% of all meetings of the board of directors and committees on which he or she served that were held during fiscal 1998.

Compensation of Directors

     Cash Compensation

     Outside directors receive an annual retainer of $2,000 and a fee of $1,000 per meeting for attending regular meetings of the board of directors and $500 per meeting for participating in meetings of the board of directors held by means of conference telephone and for participating in certain meetings of committees of the board of directors. Payment of directors' fees is made quarterly. Ms. Langdon and Mr. Lewis are both employees of Thermo Electron or its subsidiaries and do not receive any cash compensation from the Corporation for their services as directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings.

     Deferred Compensation Plan

     Under the Corporation's deferred compensation plan for directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his or her cash fees until he or she ceases to serve as a director, dies or retires from his or her principal occupation. In the event of a change of control or proposed change of control of the Corporation that is not approved by the board of directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the acquisition, without the prior approval of the board of directors, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermo Instrument or 25% or more of the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the board of directors immediately prior to any contested election of directors or any exchange offer or tender offer for Common Stock or the common stock of Thermo Instrument or Thermo Electron to constitute a majority of the board of directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 25,000 shares of Common Stock has been reserved for issuance under the Deferred Compensation Plan. As of January 2, 1999, approximately 89 units had been accumulated under the Deferred Compensation Plan.

     Stock-based Compensation

     Directors of the Corporation are also eligible for the grant of stock options under the Corporation's stock-based compensation plans. These plans are administered by the human resources committee of the board of directors, which determines the form and terms of stock-based awards to be granted. To date, only nonqualified stock options have been granted to directors under this plan. In 1998, options to purchase 15,000 shares of Common Stock were granted to each of the non-executive directors of the Corporation at an exercise price of $7.29 per share. These options may be exercised at any time prior to the expiration of the option on the seventh anniversary of the grant date. Shares acquired upon exercise of the options are subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price if the director ceases to serve as a director of the Corporation or any other Thermo Electron company. The restrictions and repurchase rights lapse or are deemed to have lapsed 20% per year, starting with the first anniversary of the grant date, provided the director has continuously served as a director of the Corporation or any other Thermo Electron company since the grant date.

Stock Ownership Policies for Directors

     The human resources committee of the board of directors (the "Committee") has established a stock holding policy for directors. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level within a three-year period. The chief executive officer of the Corporation is required to comply with a separate stock holding policy established by the Committee, which is described in "Committee Report on Executive Compensation - Stock Ownership and Retention Policies."

     In addition, the Committee has a policy requiring directors to hold shares of the Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option. This policy is also applicable to executive officers and is described in "Committee Report on Executive Compensation - Stock Ownership and Retention Policies."

                                STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Instrument, the Corporation's parent company, and of Thermo Electron, Thermo Instrument's parent company, as of January 31, 1999, with respect to (i) each director, (ii) each executive officer named in the summary compensation table set forth below under the heading "Executive Compensation" (the "named executive officers") and (iii) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock, as of January 31, 1999, with respect to each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock.

     While certain directors and executive officers of the Corporation are also directors and executive officers of Thermo Electron or its subsidiaries other than the Corporation, all such persons disclaim beneficial ownership of the shares of Common Stock beneficially owned by Thermo Electron.

                                                  Thermo Vision             Thermo Instrument        Thermo Electron
               Name (1)                          Corporation (2)             Systems Inc. (3)        Corporation (4)
               --------                          ---------------             ----------------        ---------------
Thermo Electron Corporation (5).......             6,401,844                         N/A                     N/A
Nicholas Company, Inc. (6) and
  Nicholas Limited Edition, Inc.......               408,580                         N/A                     N/A
D. Allan Bromley......................                16,000                           0                       0
Elias P. Gyftopoulos..................                16,089                      57,743                  71,856
Kristine Stotz Langdon................               136,710                      16,223                  18,027
Earl R. Lewis.........................                42,720                     338,250                 204,878
Melissa F. Riordan....................                 2,000                           0                  30,000
Allen J. Smith........................                27,000                           0                   2,000
All directors and current executive
officers as a group (8 persons).......               247,119                     473,927                 858,511

(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of Common Stock beneficially owned by Dr. Bromley, Dr. Gyftopoulos, Ms. Langdon, Mr. Lewis, Ms. Riordan, Mr. Smith and all directors and current executive officers as a group include 15,000, 15,000, 135,000, 25,000, 2,000, 27,000, and 221,000 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares of Common Stock beneficially owned by Ms. Langdon include a total of 1,710 shares held in custodial accounts for the benefit of two minor children. Shares of Common Stock beneficially owned by Mr. Lewis include 350 shares owned by his spouse and a total of 1,140 shares held by his son. Shares beneficially owned by Dr. Gyftopoulos and all directors and current executive officers as a group include 89 shares that had been allocated through January 2, 1999 to Dr. Gyftopoulos' account maintained under the Deferred Compensation Plan. No director or named executive officer beneficially owned more than 1% of Common Stock outstanding as of January 31, 1999 other than Ms. Langdon, who beneficially owned 1.67% of such Common Stock; all directors and current executive officers as a group beneficially owned 3.04% of Common Stock outstanding as of such date.

(3) Shares of the common stock of Thermo Instrument beneficially owned by Dr. Gyftopoulos, Ms. Langdon, Mr. Lewis and all directors and current executive officers as a group include 12,648, 15,858, 322,085, and 405,667 shares, respectively, that such person or group had the right to acquire within 60 days after January 31, 1999, through the exercise of stock options. Shares of the common stock of Thermo Instrument beneficially owned by all directors and current executive officers as a group include 963 shares, allocated through January 31, 1999 to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its assets, are executive officers of Thermo Electron (the "ESOP"). Shares beneficially owned by Ms. Langdon include 365 shares held in custodial accounts for the benefit of two minor children. Shares beneficially owned by Mr. Lewis include 2,987 shares held by his spouse. No director or named executive officer beneficially owned more than 1% of the common stock of Thermo Instrument outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned less than 1% of the Thermo Instrument common stock outstanding as of such date.

(4) Shares of the common stock of Thermo Electron beneficially owned by Dr. Gyftopoulos, Ms. Langdon, Mr. Lewis, Ms. Riordan and all current directors and executive officers as a group include 9,125, 17,325, 202,350, 25,000, and 716,572 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 1999, through the exercise of stock options. Shares beneficially owned by Dr. Gyftopoulos and all other directors and current executive officers as a group include 152 shares that have been allocated, through January 2, 1999, to Dr. Gyftopoulos' account maintained under Thermo Electron's deferred compensation plan for directors. Shares beneficially owned by all directors and current executive officers as a group include 2,497 shares, allocated through January 31, 1999 to their respective accounts maintained pursuant to the ESOP. Shares beneficially owned by Ms. Langdon include 702 shares held in custodial accounts for the benefit of her two minor children. No director or named executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of January 31, 1999; all directors and current executive officers as a group beneficially owned less than 1% of the common stock of Thermo Electron outstanding as of such date.

(5) As of January 31, 1999, Thermo Electron, primarily through its majority-owned subsidiary Thermo Instrument, beneficially owned 79.54% of the outstanding Common Stock. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02454-9046. As of January 31, 1999, Thermo Electron had the power to elect all of the members of the Corporation's board of directors.

(6) Information regarding the number of shares of Common Stock beneficially owned by Nicholas Company, Inc. and Nicholas Limited Edition, Inc. is based upon the most recent Schedule 13G of Nicholas Company, Inc. received by the Corporation, which reported such ownership as of December 31, 1998. The address of Nicholas Company, Inc. is 700 N. Water Street, Suite 1010, Milwaukee, Wisconsin 53202. According to the 13G, (i) Nicholas Company, Inc. acts as the investment advisor to Nicholas Limited Edition, Inc.;
     (ii) Nicholas Company, Inc. has sole dispositive power, (iii) Nicholas Limited Edition, Inc. retains sole voting power, with respect to the shares; and (iv) Mr. Albert O. Nicholas, Chief Executive Officer, chairman, and majority shareholder of Nicholas Company, Inc. disclaims beneficial ownership of such shares. As of December 31, 1998, Nicholas Company, Inc. and Nicholas Limited Edition, Inc., beneficially owned approximately 5.08% of the outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Corporation's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermo Instrument and its parent company, Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons
were complied with during 1998, except in the following instance.   Mr. Earl R.
Lewis, a director of the Corporation, filed one Form 4 late, reporting one open market purchase of shares of Common Stock.


                            EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table summarizes compensation during the last three fiscal years for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and one other most highly compensated executive officer. These executive officers are together referred to as the "named executive officers." No other executive officer of the Corporation met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

     The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the corporate services agreement between the Corporation and Thermo Electron. See "Relationship with Affiliates." Accordingly, the compensation for these individuals is not reported in the following table.

                          Summary Compensation Table

                                                                  Long Term
                                                                Compensation
                                                                ------------
                                     Annual Compensation    Securities Underlying
      Name and            Fiscal     -------------------   Options (No. of Shares      All Other
  Principal Position       Year      Salary        Bonus      and Company) (1)       Compensation (2)
  ------------------       ----      ------        -----      ----------------       ----------------
Kristine Stotz Langdon    1998     $132,500      $30,000         100,000(VIZ)              $5,625
  President and Chief                                              3,600(TMO)
  Executive Officer                                                7,500(MKA)
                                                                   7,500(ONX)
                                                                   4,000(RGI)
                                                                   2,000(TDX)
                                                                   1,000(TISI)
                                                                  10,000(THI)
                                                                   2,000(TRIL)
                                                                   2,000(TRCC)
                          1997     $125,000      $57,500          35,000(VIZ)              $5,344
                          1996     $100,000      $40,000          75,000(TOC)              $5,344
                                                                   5,000(TMQ)
-----------------------------------------------------------------------------------------------------
Allen J. Smith (3)        1998     $120,000      $25,000          12,000(VIZ)              $5,625
  Vice President          1997     $115,000      $40,000          15,000(VIZ)              $5,344
                          1996     $ 98,923      $30,000          22,500(TOC)              $4,073
-----------------------------------------------------------------------------------------------------

(1) Options granted by the Corporation are designated in the table as "VIZ." In addition, the named executive officers have also been granted options to purchase the common stock of the following Thermo Electron companies during the last three fiscal years as part of Thermo Electron's stock option program: Thermo Electron (designated in the table as TMO), Metrika Systems Corporation (designated in the table as MKA), ONIX Systems Inc. (designated in the table as ONX), The Randers Killam Group Inc. (designated in the table as RGI), Thermedics Detection Inc. (designated in the table as TDX), Thermo Information Solutions Inc. (designated in the table as TISI),
     Thermo Instrument Systems Inc. (designated in the table as THI), Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Thermo Trilogy Corporation (designated in the table as TRIL), and Trex Communications Corporation (designated in the table as TRCC).

(2) Represents the amount of matching contributions made by the Corporation on behalf of named executive officers participating in the Thermo Electron 401(k) plan.

(3) Mr. Smith was appointed vice president of the Corporation in August 1997. He has been chairman of Oriel Corporation, which was acquired by the Corporation from Thermo Optek Corporation in February 1996, since October 1994. Reported in the table under "Annual Compensation" and "All Other Compensation" is Mr. Smith's compensation for fiscal 1996, 1997, and 1998 paid by Thermo Optek Corporation and the Corporation subsequent to the acquisition of Oriel Corporation in February 1996.

Stock Options Granted During Fiscal 1998

     The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to the Corporation's named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1998.

                         Option Grants in Fiscal 1998

-----------------------------------------------------------------------------------------------------------------
                                                                                            Potential Realizable
                                                                                            Value at Assumed
                                                   Percent of                               Annual Rates of Stock
                           Number of Securities    Total Options                            Price Appreciation for
                            Underlying Options     Granted to        Exercise                  Option Term (2)
                                Granted and        Employees in      Price Per  Expiration  ----------------------
Name                            Company (1)        Fiscal Year         Share       Date          5%         10%
----                       --------------------    -----------       ---------  ----------    -------    --------
Kristine Stotz Langdon        100,000(VIZ)           37.59%           $ 2.73     10/07/03     $75,000    $167,000
                                3,600(TMO)            0.11%(3)        $16.20     09/23/03     $16,128    $ 35,604
                                7,500(MKA)            2.64%(3)        $15.86     03/10/05     $48,450    $112,875
                                7,500(ONX)            0.77%(3)        $14.25     03/10/05     $43,500    $101,400
                                4,000(RGI)            0.75%(3)        $ 4.00     01/21/05     $ 6,520    $ 15,160
                                2,000(TDX)            0.22%(3)        $ 9.56     01/21/05     $ 7,780    $ 18,140
                                1,000(TISI)           1.67%(3)        $10.00     01/21/08     $ 6,290    $ 15,940
                               10,000(THI)            1.33%(3)        $13.54     09/25/03     $37,400    $ 82,700
                                2,000(TRIL)           1.11%(3)        $ 8.25     01/21/08     $10,380    $ 26,300
                                2,000(TRCC)           0.16%(3)        $ 4.00     01/21/08     $ 5,040    $ 12,740
-----------------------------------------------------------------------------------------------------------------
Allen J. Smith                 12,000(VIZ)            4.51%           $ 2.73     10/07/03     $ 9,000    $ 20,040
-----------------------------------------------------------------------------------------------------------------

(1) All of the options granted during fiscal 1998 were immediately exercisable as of the end of fiscal 1998, except options to purchase the common stock of Thermo Information Solutions Inc., Thermo Trilogy Corporation and Trex Communications Corporation, which are not exercisable until the earlier of
     (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Exchange Act or (ii) nine years after the grant date. In all cases, the shares acquired upon exercise are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by or ceases to serve as a director of such company or another Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment or the cessation of directorship, as the case may be. For publicly-traded companies, the repurchase rights generally lapse ratably over a one- to five-year period, depending on the option term, which may vary from five to ten years, provided the optionee continues to be employed by or serve as a director of the granting company or another Thermo Electron company. For companies that are not publicly- traded, the repurchase rights lapse in their entirety on the ninth anniversary of their grant date. The granting company may permit the holder of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation. Please see footnote (1) on page 7 for the company abbreviations used in this table.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting company, the optionee's continued employment or service as a director through the option period and the date on which the options are exercised.

(3) These options were granted under stock option plans maintained by Thermo Electron companies other than the Corporation and, accordingly, are reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.

Stock Options Exercised During Fiscal 1998 and Fiscal Year-End Values

     The following table reports certain information regarding stock option exercises during fiscal 1998 and outstanding stock options held at the end of fiscal 1998 by the Corporation's named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1998.

                Aggregated Option Exercises In Fiscal 1998 and
                      Fiscal 1998 Year-End Option Values

-----------------------------------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                                                    Securities                 Value of
                                                                                    Underlying               Unexercised
                                                                                   Unexercised               In-the-Money
                                                                                    Options at                Options at
                                                                                      Fiscal                    Fiscal
                                                     Shares                          Year-End                  Year-End
                                                  Acquired on         Value       (Exercisable/             (Exercisable/
           Name                   Company           Exercise       Realized (1)   Unexercisable) (2)        Unexercisable)
           ----                   -------           --------       ------------   ------------------        --------------
Kristine Stotz Langdon (3)        (VIZ)                --              --            135,000/0              $27,000/--
                                  (TMO)                --              --              3,600/0              $ 1,757/--
                                  (MKA)                --              --              7,500/0              $     0/--
                                  (ONX)                --              --              7,500/0              $     0/--
                                  (RGI)                --              --              4,000/0              $     0/--
                                  (TDX)                --              --              2,000/0              $     0/--
                                  (TISI)               --              --                  0/1,000               --/$0  (4)
                                  (THI)                --              --             10,000/0              $13,980/--
                                  (TOC)                --              --             75,000/0              $     0/--
                                  (TMQ)                --              --              5,000/0              $ 1,565/--
                                  (TRIL)               --              --                  0/2,000               --/$0  (4)
                                  (TRCC)               --              --                  0/2,000               --/$0  (4)
---------------------------------------------------------------------------------------------------------------------------
Allen J. Smith                    (VIZ)                --              --             27,000/0              $ 3,240/--
                                  (TOC)                --              --             22,500/0              $     0/--
---------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of the fiscal year-end, except options to purchase the common stock of Thermo Information Solutions Inc., Thermo Trilogy Corporation and Trex Communications Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of that company's common stock under Section 12 of the Exchange Act or (ii) nine years after the grant date. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by or serve as a director of such company or another Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment or the cessation of directorship, as the case may be. For publicly-traded companies, the repurchase rights generally lapse ratably over a one- to ten-year period, depending on the option term, which may vary from five to twelve years, provided that the optionee continues to be employed by or serve as a director of the granting company or another Thermo Electron company. For companies that are not publicly-traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting company may permit the holder of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(3) Ms. Langdon became president of the Corporation, then a wholly owned subsidiary of Thermo Optek Corporation, in January 1995. Prior to that date, she had been employed by Thermo Electron, and had been granted options to purchase shares of common stock of Thermo Electron and its subsidiaries other than the Corporation as compensation for her service to Thermo Electron. These options are not reported in the table as they were granted as compensation for service to Thermo Electron companies other than the Corporation.

(4) No public market for the shares underlying these options existed at fiscal year end. Accordingly, no value in excess of the exercise price has been attributed to these options.

Executive Retention Agreements

     Thermo Electron has entered into agreements with certain executive officers and key employees of Thermo Electron and its subsidiaries that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by Thermo Electron "without cause" or by the individual "for good reason," as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of Thermo Electron; (ii) the failure of the Thermo Electron board of directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of Thermo Electron's board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election;
(iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or
(iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

     In 1998, Thermo Electron authorized an executive retention agreement with Ms. Langdon. This agreement provides that in the event Ms. Langdon's employment is terminated under circumstances described above, Ms. Langdon would be entitled to a lump sum payment equal to the sum of (a) one times her highest annual base salary in any 12 month period during the prior five-year period, plus (b) one times her highest annual bonus in any 12 month period during the prior five-year period. In addition, Ms. Langdon would be provided benefits for a period one year after such termination substantially equivalent to the benefits package she would have been otherwise entitled to receive if she was not terminated. Further, all repurchase rights of Thermo Electron and its subsidiaries shall lapse in their entirety with respect to all options that Ms. Langdon holds in Thermo Electron and its subsidiaries, including the Corporation, as of the date of the change in control. Finally, Ms. Langdon would be entitled to a cash payment equal to $15,000 to be used toward outplacement services.

     Assuming that the severance benefits would have been payable as of January 1, 1999, the lump sum salary and bonus payment under such agreement to Ms. Langdon would have been approximately $196,500. In the event that payments under this agreement are deemed to be so called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") Ms. Langdon would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by her with respect to such payment plus the amount of all other additional taxes imposed on her attributable to the receipt of such gross-up payment.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION


Compensation Philosophy

     Decisions on compensation for the Corporation's executive officers are made by the human resources committee of the board of directors (the "Committee"). The Committee follows guidelines established by the human resources committee of the board of directors of its ultimate parent company, Thermo Electron. The compensation policies followed by the Committee are designed to reward and motivate executives in achieving long-term value for Stockholders and other business objectives, to attract and retain dedicated, talented individuals to accomplish the Corporation's objectives, to recognize individual contributions as well as the performance of the Corporation and its subsidiaries, and to encourage stock ownership by executives through stock-based compensation and stock retention programs in order to link executive and Stockholder interests.

     The Committee evaluates the competitiveness of its compensation practices through the use of market surveys and competitive analyses prepared by its outside compensation consultants and by participating in annual compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's 500 Index but do not necessarily correspond to the companies included in the Corporation's peer group index, the Dow Jones Total Return Index for the Diversified Technology Industry Group. Internal fairness of compensation within the organization is also an important element of the Committee's compensation philosophy. Compensation of executives is evaluated by comparing it to the compensation of other executives within the Thermo Electron organization who have responsibility to manage businesses of comparable size and complexity.

     The compensation program of the Corporation consists of annual cash compensation and long-term incentive compensation. Annual cash compensation is composed of base salary and performance-based incentive compensation, which is reviewed and determined annually. Long-term incentive compensation is in the form of stock-based compensation such as stock options and restricted stock awards. The process for determining the components of executive compensation for the executive officers is described below.

Components of Executive Compensation

     Annual Cash Compensation

     Annual cash compensation consists of base salary and performance-based incentive compensation. The cash incentive compensation paid to an executive varies from year to year based on the performance of the Corporation and the executive.

     The Committee assesses the competitiveness of annual cash compensation by establishing for each executive position at the beginning of each fiscal year a salary and reference incentive compensation for the position that together are intended to approximate the mid-point of competitive total annual cash compensation for organizations that are of comparable size and complexity as the Corporation.

     Base Salary. Generally, executive salaries are adjusted gradually over time to reflect competitive salary levels or other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation. The Committee may also adjust individual salaries to reflect the assumption of increased responsibilities. The salary increases in fiscal 1998 for the named executive officers generally reflect this practice of gradual adjustment and moderation.

     Performance-based Incentive Compensation. The amount of incentive compensation actually earned by an executive from year to year varies with the performance of the Corporation and the executive. The Committee evaluates performance (1) by formula using financial measures of profitability and contribution to Stockholder value and (2) by subjectively evaluating the executive's contribution to the achievement of the Corporation's long-term objectives. In fiscal 1998, the formula used by the Committee measured return on net assets, return on sales, earnings improvement over a three-year period for the Corporation and, to a lesser extent, the Corporation's parent companies, and three-year growth in earnings per share for the same companies. The financial measures are not financial targets that are met, not met or exceeded, but assess the financial performance relative to the financial performance of comparable companies and are designed to penalize below-average performance and reward above-average performance. The relative weighting of the financial measures and subjective evaluation varies depending on the executive's role and responsibilities within the organization.

     The incentive compensation awarded to the named executive officers (other than the chief executive officer, which is discussed below under the caption "1998 CEO Compensation") for fiscal 1998 was substantially lower in each case than the incentive compensation awarded the previous year and reflected the Corporation's financial performance in fiscal 1998.

     Long-term Incentive Compensation

     The primary goal of the Corporation and its parent companies is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of stock-based compensation in shares of Common Stock and the common stock of other Thermo Electron companies.

     The Committee and management believe that awards of stock-based compensation in both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of stock-based compensation to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock-based compensation also results in management's compensation being closely linked to stock performance. In addition, because the employee's rights in stock-based compensation vest over periods of varying durations and are subject to forfeiture if the employee leaves the Corporation prematurely, stock-based compensation is an incentive for key employees to remain with the Corporation long-term. The Committee believes stock-based compensation awards in its parent companies, Thermo Electron and Thermo Instrument, and the other majority-owned subsidiaries of Thermo Electron and Thermo Instrument, are an important tool in providing incentives for performance within the entire organization.

     In determining awards, the Committee considers for each executive officer the annual value of stock-based compensation in the Corporation and other companies within the Thermo Electron organization that vest in the next year and compares the individual's total compensation using this value to competitive data. The Committee uses a modified Black-Scholes option pricing model to determine the value of an award. In addition, the Committee considers the aggregate amount of outstanding awards granted to all employees to monitor the number of outstanding awards under the Corporation's stock-based compensation programs. In determining the appropriate number of outstanding awards, the Committee considers such factors as the size of the company, its stage of development, and its growth strategy, as well as the aggregate awards and compensation practices of comparable companies.

     The Committee periodically awards stock-based compensation in the form of stock options or restricted stock based on an assessment of the total compensation of the executive, the actual and anticipated contributions of the executive (which includes a subjective assessment by the Committee of the executive's future potential within the organization), as well as the value of previously awarded stock-based compensation, as described above. Such stock-based compensation awards were made to the named executive officers in 1998.

Stock Ownership Policies

     The Corporation's compensation program is also designed to encourage executives to own shares of the Corporation's Common Stock. The Committee believes that encouraging executives to own and retain stock acquired through its stock-based compensation program or otherwise provides additional incentive for executive officers to follow strategies designed to maximize long-term value to Stockholders.

     The Committee has established a stock holding policy for the chief executive officer of the Corporation that required the chief executive officer to own a multiple of her compensation in shares of the Corporation's Common

Stock. The multiple is one times her base salary and reference bonus for the fiscal year. The Committee deemed it appropriate to permit the chief executive officer to achieve this ownership level over a three-year period.

     In order to assist the chief executive officer in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Corporation is authorized to make interest-free loans to the chief executive officer to enable her to purchase shares of the Common Stock in the open market. The loans are required to be repaid upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the Committee. No loans were outstanding under this program in fiscal 1998.
See "Relationship with Affiliates - Stock Holding Assistance Plan."

     The Committee also has established a policy requiring its executive officers to hold shares of Common Stock equal to one-half of their net option exercises over a period of five years. The net option exercise is determined by calculating the number of shares acquired upon exercise of a stock option, after deducting the number of shares that could have been traded to exercise the option and the number of shares that could have been surrendered to satisfy tax withholding obligations attributable to the exercise of the option.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for annual compensation paid to executive officers in excess of $1 million unless the compensation qualifies as "performance-based" or is otherwise exempt under Section 162(m). The Committee considers the potential effect of Section 162(m) in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Corporation. From time to time, the Committee reexamines the Corporation's compensation practices and the potential effect of Section 162(m).

1998 CEO Compensation

     The compensation of Ms. Langdon is established using the same criteria as described above for all executive officers. The Committee approved a salary increase for Ms. Langdon for fiscal 1998 that reflected its practice of gradual adjustment, taking into account the factors described above under "Components of Executive Compensation - Annual Cash Compensation - Base Salary". In determining Ms. Langdon's performance-based incentive compensation for fiscal 1998, the Committee considered the financial performance of the Corporation and, to a lesser extent, its parent company, Thermo Instrument, using the measures described above for all executive officers under "Components of Executive Compensation - Annual Cash Compensation - Performance-based Incentive Compensation." The Committee's subjective evaluation of Ms. Langdon's performance considered, among other things, her effectiveness in furthering the Corporation's business and financial objectives.

     Awards to Ms. Langdon of stock-based compensation in Common Stock are reviewed and determined periodically by the Committee using the criteria described above under the caption "Long-term Incentive Compensation." An award of stock options to purchase 100,000 shares of Common Stock was made by the Committee to Ms. Langdon in fiscal 1998 based on the Committee's assessment of Ms. Langdon's total compensation. The awards to Ms. Langdon in fiscal 1998 of options to purchase 3,600 shares of the common stock of Thermo Electron, 10,000 shares of the common stock of Thermo Instrument, 7,500 shares of the common stock of Metrika Systems Corporation and 7,500 shares of the common stock of ONIX Systems Inc. were made by the human resources committees of the board of directors of the granting companies using a methodology similar to that described for the Corporation.

     Due to Ms. Langdon's position as a chief executive officer of a majority-owned subsidiary of Thermo Electron, from time to time she may receive awards to purchase shares of the common stock of majority-owned subsidiaries of Thermo Electron as part of Thermo Electron's stock option program. Awards of stock options to purchase 4,000 shares of the common stock of The Randers Killam Group Inc., 2,000 shares of the common stock of Thermedics Detection Inc., 1,000 shares of the common stock of Thermo Information Solutions Inc., 2,000 shares of the common stock of Thermo Trilogy Corporation and 2,000 shares of the common stock of Trex Communications Corporation, were made to Ms. Langdon under this program in fiscal 1998.

                      Dr. Elias P. Gyftopoulos (Chairman)
                             Dr. D. Allan Bromley


                         COMPARATIVE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Corporation include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation's Common Stock has been publicly traded only since December 10, 1997 and, as a result, the following graph commences as of such date. The Corporation has compared its performance with the American Stock Exchange Market Value Index and the Dow Jones Total Return Index for the Diversified Technology Industry Group as of the last trading day of the Corporation's fiscal year.


          Comparison of Total Return Among Thermo Vision Corporation,
            the American Stock Exchange Market Value Index and the
         Dow Jones Total Return Index for the Diversified Technology
          Industry Group from December 10, 1997 to December 31, 1998

                             [GRAPH APPEARS HERE]

                             12/10/97     01/02/98      12/31/98
            ----------------------------------------------------
            VIZ                   100          107            42
            ----------------------------------------------------
            AMEX                  100          102           104
            ----------------------------------------------------
            DJ DTC                100           96            97
            ----------------------------------------------------

     The total return for the Corporation's Common Stock (VIZ), the American Stock Exchange Market Value Index (AMEX) and the Dow Jones Total Return Index for the Diversified Technology Industry Group (DJ DTC) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Corporation's Common Stock is traded on the American Stock Exchange under the ticker symbol "VIZ."


                          RELATIONSHIP WITH AFFILIATES

     Thermo Electron has, from time to time, caused certain subsidiaries to sell minority interests to investors, resulting in several majority-owned, private and publicly-held subsidiaries. Thermo Instrument has created the Corporation as a majority-owned, publicly-held subsidiary. The Corporation and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries."

     Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries, including the Corporation, have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

     To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and the Thermo Subsidiaries.

     The Charter currently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

     As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and certain financial and other services to the Corporation. The Corporation was assessed an annual fee equal to 0.8% of the Corporation's revenues for these services in fiscal 1998. The annual fee will remain at 0.8% of the Corporation's revenues for fiscal 1999. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1998, Thermo Electron assessed the Corporation $304,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Corporation. During fiscal 1998, the Corporation was billed an additional $29,028 by Thermo Electron for certain administrative services required by the Corporation that were not covered by the Services Agreement. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

     From time to time, the Corporation may transact business with other companies in the Thermo Group.

     In February 1997, in connection with its acquisition of Laser Science, Inc. ("LSI"), the Corporation borrowed $3.6 million from Thermo Optek Corporation ("Thermo Optek") pursuant to a promissory note. In June 1997, the Corporation borrowed an additional $347,000 from Thermo Optek pursuant to a promissory note in order to finance the renovation of its Franklin, Massachusetts facility in connection with the LSI acquisition. In July 1997, in connection with its acquisition of Centro Vision, Inc. the Corporation borrowed $3.8 million from Thermo Electron pursuant to a promissory note. Each of these notes bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter and has a term of approximately three years. The interest rate for these notes as of the end of fiscal 1998 was 5.36%.

     As of January 2, 1999, the Corporation owed Thermo Electron and its other subsidiaries an aggregate of $308,000 for amounts due under the Services Agreement and related administrative charges, for other products and services and for miscellaneous items, excluding loans described above and net of amounts owed to the Corporation by Thermo Electron and its other subsidiaries for products, services and miscellaneous items. The largest amount of such net indebtedness owed by the Corporation to Thermo Electron and its other subsidiaries since January 3, 1998 was $653,000. These amounts do not bear interest and are expected to be paid in the normal course of business.

     The Corporation and Thermo Optek are parties to a Supply Agreement (the "CID Supply Agreement") pursuant to which the Corporation has agreed to supply Thermo Optek with, and Thermo Optek has agreed to purchase from the Corporation, all of Thermo Optek's requirements for CID sensors for use in Thermo Optek's optical spectrometers. Under the CID Supply Agreement, the Corporation is not permitted to sell CID sensors to any other manufacturer of optical spectrometers. The CID Supply Agreement expires in 2007. In fiscal 1998, the Corporation sold approximately $775,000 of products under the CID Supply Agreement.

     The Corporation has leased its office and manufacturing space in Franklin, Massachusetts from Thermo Instrument since March 1996. The Corporation's rent expense under this lease is determined on the basis of its allocated share of total occupancy expenses. The Corporation made lease payments to Thermo Instrument in fiscal 1998 of $211,000. This lease expires in 2006.

     The Corporation's Hilger Crystal Ltd. ("Hilger") subsidiary leases its office and manufacturing space in Margate, England, from Thermo Optek. Through August 1997, the Corporation's rent expense under this lease was determined on the basis of its allocated share of total occupancy expenses. Effective in fiscal 1998, Hilger leased this space from Thermo Optek for an annual rental fee of $45,000, plus its pro rata share of certain related expenses. In 1999 Hilger plans to purchase the building from Thermo Optek for approximately $167,000 in cash. The purchase price is based on the book value of the building as it appears on Thermo Optek's books. The Corporation made lease payments to Thermo Optek in fiscal 1998 of $51,000 under this arrangement.

     In fiscal 1998, the Corporation sold an additional $1,689,000 of products to Thermo Electron subsidiaries and purchased a total of $162,000 of products from such companies.

     The Corporation, along with certain other Thermo Subsidiaries, participates in a notional pool arrangement with Barclays Bank, which includes a $71,017,000 credit facility. The Corporation has access to $1,671,000 under this credit facility. Only U.K.-based Thermo Subsidiaries participate in this arrangement. Under this arrangement the Bank notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. Thermo Electron guarantees all of the obligations of each participant in this arrangement. As of January 2, 1999, the Corporation had a negative cash balance of approximately $1,039,000, based on an exchange rate of $1.6708/GBP 1.00. For 1998, the average annual interest rate earned on GBP deposits by participants in this credit arrangement was approximately 7.7225% and the average annual interest rate paid on overdrafts was approximately 7.485%.

     As of January 2, 1999, $9,231,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. Thermo Electron maintains possession of the underlying securities and has the right of substitution at its discretion. The Corporation's funds subject to the repurchase agreement will be readily convertible on demand into cash by the Corporation and have an original maturity of three months or less. The repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

Stock Holding Assistance Plan

     The human resources committee of the board of directors (the "Committee"), established a stock holding policy that requires the chief executive officer to acquire and hold a minimum number of shares of Common Stock. In order to assist the chief executive officer in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Corporation may make interest-free loans to the chief executive officer, to enable her to purchase the Common Stock in the open market. The loans are repayable upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise determined by the Committee. No such loans are currently outstanding under the plan.


                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1999. Arthur Andersen LLP has acted as independent public accountants for the Corporation since its inception in 1995. Representatives of that firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.


                                  OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.


                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be included in the proxy statement and form of proxy relating to the 2000 Annual Meeting of the Stockholders of the Corporation and to be presented at such meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy no later than December 11, 1999. Notices of Stockholder proposals submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the meeting but not included in the Corporation's proxy statement and form of proxy), will be considered untimely, and thus the Corporation's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after March 1, 2000.


                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.


Franklin, Massachusetts
April 12, 1999

                                 FORM OF PROXY

                           THERMO VISION CORPORATION

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Earl R. Lewis, Kristine Stotz Langdon and Theo Melas-Kyriazi, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Vision Corporation, a Delaware corporation (the "Company"), to be held on Thursday, May 27, 1999, at 11:00 a.m. at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on March 30, 1999, with all of the powers the undersigned would possess if personally present at such meeting:



           (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

       Please mark your
[X]    votes as in this
       example.

1.  ELECTION OF DIRECTORS OF THE COMPANY (see reverse).

          FOR       [ ]          WITHHELD  [ ]

___________________________
FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any)

Nominees:  D. Allan Bromley, Elias P. Gyftopoulos, Kristine Stotz Langdon,
           Earl R. Lewis and Melissa F. Riordan.


2. In their discretion on such other matters as may properly come before the meeting.


The shares represented by this Proxy will be voted "FOR" the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

SIGNATURE(S)                                          DATE
            ---------------------------------------       -----------------

Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.